EXHIBIT 99.1

Capstone Green Energy Receives Notification

of Deficiency from Nasdaq Related to Delayed Quarterly Report on Form 10-Q

LOS ANGELES, CA / BUSINESS WIRE / August 18, 2023 / Capstone Green Energy Corporation (NASDAQ: CGRN), announced that on August 16, 2023 it had received a written notice from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (Nasdaq) notifying the Company that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. The Company has also failed to timely file its Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

The written notice from Nasdaq is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities. Under the Nasdaq Listing Rules, the Company has 60 calendar days from August 16, 2023 to submit a plan to regain compliance, and, if the plan is accepted, Nasdaq may grant an exception of up to 180 calendar days from the Form 10-Q’s due date, or until February 12, 2024, to regain compliance.

As previously reported, the Company received a written notice from the Nasdaq Listing Qualifications Department notifying the Company that for the last 30 consecutive business days, the Company’s Market Value of Listed Securities (“MVLS”) was below the minimum of $35 million required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company was provided a period of 180 calendar days, or until September 25, 2023, to regain compliance.

About Capstone Green Energy

Capstone Green Energy (NASDAQ: CGRN) is a leading provider of customized microgrid solutions, and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts. Energy Generation Technologies (EGT) are driven by the Company's industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Solutions (ESS) business line designs and installs microgrid storage systems, creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen & Sustainable Products (H2S), Capstone Green Energy offers customers a variety of hydrogen products, including the Company's microturbine energy systems.

To date, Capstone has shipped over 10,000 units to 83 countries and estimates that in FY22, it saved customers over $213 million in annual energy costs and approximately 388,000 tons of carbon. Total savings over the last four years are estimated to be approximately $911 million in energy savings and approximately 1,503,100 tons of carbon savings.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@CGRNenergy.com.

For more information about the Company, please visit www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including the statement regarding delivering on commitments and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the impact of the CEO transition on relationships with customers, vendors, distributors, employees and investors and the ability of the new CEO to execute on the Company’s strategies; the availability of credit and compliance with the agreements governing the Company's indebtedness, including as to the Company’s obligation to enter into a transaction support agreement; the effects and outcome of ongoing reviews and investigations of financial reporting and other matters; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the Company's ability to adequately protect its intellectual property rights; and the impact of pending or threatened litigation. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CONTACT:
Capstone Green Energy
Investor and investment media inquiries:
818-407-3628
ir@CGRNenergy.com